EXHIBIT 10(xiii)

                                 AMENDMENT NO. 1
                                     TO THE
                       KULICKE AND SOFFA INDUSTRIES, INC.
                    1998 EMPLOYEE INCENTIVE STOCK OPTION AND
                         NON-QUALIFIED STOCK OPTION PLAN

            WHEREAS, Kulicke and Soffa Industries, Inc. (the "Company") established the Kulicke and Soffa Industries, Inc. 1998 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (the "Plan"), effective November 11, 1998; and

            WHEREAS, Section 9 of the Plan provides that, subject to certain inapplicable limitations, the Board of Directors of the Company may amend the Plan at any time; and

            WHEREAS, the Company desires to amend the Plan to limit the circumstances under which options granted under the Plan may be modified;

            NOW, THEREFORE, with respect to options outstanding on February 9, 1999, and to options granted on and after such date, a new subsection (g) is hereby added to Section 12 (MISCELLANEOUS) of the Plan to read as follows:

            (g) MODIFICATION OF OPTION. Notwithstanding any provision of this Plan to the contrary (other than Section 7), the option price of an outstanding Option shall not, without the prior approval of the Company's stockholders, be reduced whether through amendment, cancellation, replacement grants, or other similar means; provided, however, that this shall not preclude the grant, in accordance with the provisions of this Plan, of additional Options: (1) not in replacement, in whole or in part, of cancelled Options, or (2) following expiration of Options.

            IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed this ______ day of _______________, 1999.

                                    KULICKE AND SOFFA INDUSTRIES, INC.


                                    By: ___________________________________